Exhibit 99.1

CONTACT:	Sheila Ennis
ICR for Comverse, Inc.
203-682-8338
sheila.ennis@icrinc.com

Comverse Appoints Matthew Drapkin to the Board of Directors

WAKEFIELD, MA, March 12, 2014 - Comverse, Inc. (“Comverse”; Nasdaq: CNSI) and Becker Drapkin Management, L.P., a Dallas-based investment firm, today announced that Matthew A. Drapkin has been appointed as an independent member of the Board of Directors of Comverse, effective March 12, 2014. Mr. Drapkin is a founding partner of Becker Drapkin Management, which beneficially owns approximately 6.1% of Comverse’s outstanding common stock and is one of Comverse’s largest shareholders. With the addition of Mr. Drapkin, Comverse’s Board of Directors will be expanded to eight directors, seven of whom are independent.

“We are pleased to welcome Matt to our Board of Directors and look forward to his contributions,” said Henry Nothhaft, Chairman of the Board of Comverse. “Matt brings important experience as a public company director, a wealth of financial knowledge and, like our team, is committed to maximizing long-term shareholder value considering his firm’s position as a major stockholder of Comverse.”

In connection with today’s announcement, Becker Drapkin has agreed to customary standstill and support provisions. The complete agreement between Comverse and Becker Drapkin will be included as an exhibit to a Current Report on Form 8-K, which will be filed with the Securities and Exchange Commission.

Matthew Drapkin

Matthew Drapkin is a Partner at Becker Drapkin Management, a value-oriented, alternative asset manager focused on activist investing in small cap, public companies. Becker Drapkin Management has extensive public company board experience, having successfully created value for shareholders in numerous engagements on public company boards across a variety of industries. Prior to joining Becker Drapkin, Mr. Drapkin had extensive investment experience including his work at MacAndrews & Forbes, a private investment firm, where Mr. Drapkin served as senior vice president of corporate development. Prior to MacAndrews, Mr. Drapkin also served as general manager of two of Conde Nast publication’s Internet sites and was an investment banker at Goldman, Sachs and Co. Mr. Drapkin holds a J.D. and M.B.A. from Columbia University and a B.A. from Princeton University.

Mr. Drapkin currently serves as a member of the Board of Intevac Inc., (IVAC) a publicly traded provider of equipment solutions to the hard disk drive industry and high-sensitivity imaging products and visions systems primarily for the defense market. Mr. Drapkin formerly served as a director of Ruby Tuesday, Inc., Alloy, Inc., Hot Topic, Inc., Glu Mobile, Inc., and Plato Learning, Inc.

About Comverse, Inc.

Comverse® is a leading provider of telecom business enablement solutions that support service innovation and smart monetization through a rich portfolio of BSS, Data Management and Monetization, Digital Services, Value Added Services, IP Communications and Professional Services. Comverse’s extensive customer base spans more than 125 countries and covers over 450 communication service providers serving more than two billion subscribers. Comverse’s innovative product portfolio enables communication service providers to unleash the value of the network for their customers by making their networks smarter. Comverse’s solutions are available in a variety of delivery models, including on-site, cloud, hosted and managed services. Comverse is ranked number 55 in PwC’s Global 100 Software Leaders list. For more information, visit www.comverse.com.

Forward-Looking Statements

This press release includes “forward-looking statements.” Forward-looking statements include statements regarding creating and maximizing shareholder value, beliefs concerning Mr. Drapkin’s service on Comverse’s Board of Directors, and assumptions relating thereto. In some cases, forward-looking statements can be identified by the use of terminology such as “may,” “expects,” “plans,” “anticipates,” “estimates,” “believes,” “potential,” “projects,” “forecasts,” “intends,” or the negative thereof or other comparable terminology. By their very nature, forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause actual results, performance and the timing of events to differ materially from those anticipated, expressed or implied by the forward-looking statements in this press release. Such risks or uncertainties may give rise to future claims and increase exposure to contingent liabilities. These risks and uncertainties arise from (among other factors) the risks that Comverse, Mr. Drapkin and/or Becker Drapkin Management may not ultimately be successful in creating or maximizing shareholder value, reliance on third parties, changing commitments and the additional risks described in the sections entitled “Forward-Looking Statements” and Item 1A, “Risk Factors” and elsewhere in the company’s Annual Report on Form 10-K filed with the SEC on May 16, 2013, or in subsequently filed periodic, current or other reports. We undertake no commitment to update or revise any forward-looking statements except as required by law. These risks and uncertainties discussed above, as well as others, are discussed in greater detail in our filings with the SEC. The documents and reports we file with the SEC are available through us, or our website, www.comverse.com, or through the SEC’s Electronic Data Gathering, Analysis, and Retrieval system (EDGAR) at www.sec.gov.

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